Exhibit 10.112

AMENDMENT

TO THE EMPLOYMENT AGREEMENT

This Amendment (“Amendment”) to the Employment Agreement dated November 1, 2022, as amended on November 15, 2022 and May 17, 2023 (the “Agreement”), is made and entered into as of August 14, 2023, by and between La Rosa Holdings Corp., a Nevada corporation (the “Company”), and Kent Metzroth, an individual (“Executive”). Each of the Company and Executive is a “Party” to this Amendment and the Company and Executive, collectively, the “Parties” hereto.

RECITALS

WHEREAS, the Company and the Executive desire to amend the Agreement to revise certain terms, conditions and obligations of the Parties with respect to the Executive’s employment in the Company.

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

1.	Section 4(c) of the Agreement is hereby deleted in its entirety, and in its place the following is inserted:

(c) “Equity Awards. Immediately after the closing of the Company’s initial public offering (“IPO”), the Compensation Committee shall grant to the Executive “restricted” shares of the Company’s common stock representing 3% of the Company’s issued and outstanding shares of common stock as of the date of closing of the IPO (the “Equity Awards”). Such Equity Awards shall be issued immediately after the closing of the IPO and shall vest in full on the date of the issuance. No portion of the Equity Awards shall be vested on the Effective Date. Any Equity Awards granted by the Company to the Executive that have not vested shall terminate on the expiration or termination of this Agreement for any reason.”

2.	Except as set forth above, all of the terms, conditions and provisions of the Agreement shall be and remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement. This Amendment shall be effective on the date set forth above.

[SIGNATURE PAGE TO THE AMENDMENT FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed on the date first written above.

“COMPANY”
LA ROSA HOLDINGS CORP.

/s/ Joseph La Rosa
Signature

Joseph La Rosa
Print Name

Chief Executive Officer
Title

“EXECUTIVE”
KENT METZROTH

/s/ Kent Metzroth
Executive’s Signature